           As filed with the Securities and Exchange Commission on June 22, 2000
                                       Registration No. 333-____________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                       ADVANCED FIBRE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     68-0277743
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             ONE WILLOW BROOK COURT
                         PETALUMA, CALIFORNIA 94954-1239
              (Address of principal executive offices) (Zip Code)

                              --------------------

                            1996 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                              --------------------

                               JOHN A. SCHOLFIELD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       ADVANCED FIBRE COMMUNICATIONS, INC.
                             ONE WILLOW BROOK COURT
                         PETALUMA, CALIFORNIA 94954-1239
          (Name and address, including zip code, of agent for service)
                                 (707) 794-7700
          (telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
  TITLE OF SECURITIES TO BE    AMOUNT TO BE          PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
         REGISTERED             REGISTERED          OFFERING PRICE PER     AGGREGATE OFFERING PRICE   REGISTRATION
                                    (1)                  SHARE (2)                    (2)                  FEE
--------------------------------------------------------------------------------------------------------------------
1996 Stock Incentive Plan      4,618,875 shares     $54.96                 $253,853,370               $67,017.28
Common Stock, $0.01 par value
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the 1996 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on June 16, 2000, as reported by the Nasdaq National Market.

================================================================================

                                     PART II

Item 3. Incorporation of Documents by Reference

        Advanced Fibre Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 21, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (b) The Registrant's Current Report on Form 8-K filed with the SEC on February 11, 2000;

        (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed with the SEC on May 5, 2000;

        (d) The Registrant's Registration Statement No. 000-28734 on Form S-A12G filed with the SEC on May 19, 1998 pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Stock, and;

        (e) The Registrant's Registration Statement No. 000-28734 on Form 8-A filed with the SEC on July 31, 1996 pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow the Registrant's directors the benefit of Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duties as directors, except for liability (i) for any breach of such person's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Section 174 of the Delaware General Corporation Law, and
(iv) for any transaction resulting in receipt by such person of an improper personal benefit. As a result, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of conduct if equitable remedies are not available. In addition, the Registrant's bylaws provide that the Registrant shall indemnify its executive officers and directors to the fullest extent provided by Delaware law. The bylaws also authorize the use of



                                     II-1.

indemnification agreements, and the Registrant has entered into such agreements with each of its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be provided to the Registrant's executive officers and directors, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

NUMBER         EXHIBIT
------         -------
4              Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 000-28734 on Form 8-A
               which is incorporated herein by reference pursuant to Item 3(d)
               and 3(e).

5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1           Consent of KPMG LLP, Independent Auditors.

23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.

24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1           1996 Stock Incentive Plan.

99.2*          Form of Notice of Grant of Stock Option.

99.3*          Form of Stock Option Agreement.

99.4*          Form of Addendum to Stock Option Agreement (Limited Stock
               Appreciation Right).

99.5*          Form of Addendum to Stock Option Agreement (Involuntary
               Termination Following Change in Control).

99.6*          Form of Addendum to Stock Option Agreement (Involuntary
               Termination Following Corporate Transaction).

99.7*          Form of Notice of Grant of Automatic Stock Option (Initial
               Grant).

99.8*          Form of Notice of Grant of Automatic Stock Option (Annual Grant).

99.9*          Form of Automatic Stock Option Agreement.

99.10*         Form of Stock Issuance Agreement.

99.11*         Form of Addendum to Stock Issuance Agreement (Involuntary
               Termination Following Change in Control).

99.12*         Form of Addendum to Stock Issuance Agreement (Involuntary
               Termination Following Corporate Transaction).


* Exhibits 99.2 through 99.12 are here incorporated by reference to Exhibits
99.2 through 99.12, respectively, of Registrant's Registration Statement No. 333-15651 on Form S-8 filed with the SEC on November 6, 1996.

Item 9. Undertakings

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a



                                     II-2.

post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Incentive Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                                     II-3.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California on this 22nd day of June, 2000.

                                   ADVANCED FIBRE COMMUNICATIONS, INC.

                                   By:  /s/ John A. Schofield
                                      ------------------------------------------
                                      John A. Schofield
                                      President & Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Advanced Fibre Communications, Inc., a Delaware corporation, do hereby constitute and appoint John A. Schofield and Keith E. Pratt and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                       DATE
---------                           -----                                       ----

/s/ John A. Schofield               President and Chief Executive Officer       June 22, 2000
-----------------------------       (Principal Executive Officer)
John A. Schofield


/s/ Keith E. Pratt                  Vice President, Chief Financial             June 22, 2000
-----------------------------       Officer and Assistant Secretary
Keith E. Pratt                      (Principal Financial Officer)

/s/ Jude S. Radeski                 Corporate Controller                        June 22, 2000
-----------------------------       (Principal Accounting Officer)
Jude S. Radeski


/s/ Donald Green                    Chairman of the Board                       June 22, 2000
-----------------------------
Donald Green



                                     II-4.

/s/ Clifford H. Hifferson           Director                                    June 22, 2000
-----------------------------
Clifford H. Higgerson


/s/ Herbert M. Dwight, Jr.          Director                                    June 22, 2000
-----------------------------
Herbert M. Dwight, Jr.


/s/ Dan Rasdal                      Director                                    June 22, 2000
-----------------------------
Dan Rasdal


                                    Director
-----------------------------
Alex Sozonoff


                                    Director
-----------------------------
Ruann F. Ernst



                                     II-5.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                       ADVANCED FIBRE COMMUNICATIONS, INC.

                                  EXHIBIT INDEX


NUMBER         EXHIBIT
------         -------

4              Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 000-28734 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d) and 3(e).

5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1           Consent of KPMG LLP, Independent Auditors.

23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.

24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1           1996 Stock Incentive Plan.

99.2*          Form of Notice of Grant of Stock Option.

99.3*          Form of Stock Option Agreement.

99.4*          1996 Stock Incentive Plan.

99.5*          Form of Addendum to Stock Option Agreement (Involuntary
               Termination Following Change in Control).

99.6*          Form of Addendum to Stock Option Agreement (Involuntary
               Termination Following Corporate Transaction).

99.7*          Form of Notice of Grant of Automatic Stock Option (Initial
               Grant).

99.8*          Form of Notice of Grant of Automatic Stock Option (Annual Grant).

99.9*          Form of Automatic Stock Option Agreement.

99.10*         Form of Stock Issuance Agreement.

99.11*         Form of Addendum to Stock Issuance Agreement (Involuntary
               Termination Following Change in Control).

99.12*         Form of Addendum to Stock Issuance Agreement (Involuntary
               Termination Following Corporate Transaction).


* Exhibits 99.2 through 99.12 are here incorporated by reference to Exhibits
99.2 through 99.12, respectively, of Registrant's Registration Statement No. 333-15651 on Form S-8 filed with the SEC on November 6, 1996.